Exhibit 10.6

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following parties on 28 March, 2019 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:                        Anxun Guantong (Beijing) Technology Co., Ltd. (hereinafter “Pledgee”), a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room 1811, Floor 18, Yindu Plaza, No. 67, Fucheng Road, Haidian District, Beijing;

Party B:                        Sun Changxun (hereinafter “Pledgor”), a Chinese citizen with Chinese Identification No.: [REDACTED]; and

Party C:                        Beijing Ronglian Yitong Information Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at No. A5, Northern side of Floor 4, Building No.2, Courtyard No.72, Suzhou Street, Haidian District, Beijing.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.              Pledgor is a citizen of China who as of the date hereof holds 72.127% of equity interest of Party C, representing RMB72,127,000 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

Strictly Confidential

2.              Pledgee is a wholly foreign-owned enterprise registered in China. Pledgee and Party C which is partially owned by Pledgor have executed an Exclusive Business Cooperation Agreement (as defined below) in Beijing; Pledgee, Pledgor and Party C, have executed an Exclusive Option Agreement (as defined below); and Pledgor has executed a Power of Attorney (as defined below) in favor of Pledgee.

3.              To ensure that Party C and Pledgor fully perform their Contract Obligations (as defined below), Pledgor hereby pledges to the Pledgee all of the equity interest that Pledgor holds in Party C as security for Party C’s and Pledgor’s obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney.

4.              The Parties had entered into a share pledge agreement dated 28 February 2018 for the same subject matter with substantially the same content (“Original Agreement”). Since the shareholders and directors of Party C resolved to increase the registered capital of Party C to RMB100,000,000 on 28 March, 2019, the Parties hereby agree to terminate the Original and to execute this  Agreement upon the following  terms in substitution for the Original Agreement.

1.              Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                    Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.

1.2                    Equity Interest: shall refer to all of the equity interest now held and hereafter acquired by Pledgor in Party C.

1.3                    Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4                    Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on February 28, 2018 (the “Exclusive Business Cooperation Agreement”), the Exclusive Option Agreement executed by and among Party C, Pledgee and Pledgor on February 28, 2018 (the “Exclusive Option Agreement”), the Power of Attorney executed on February 28, 2018 by Pledgor (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5                    Contract Obligations: shall refer to all the obligations of Pledgor under the Exclusive Option Agreement, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6                    Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default. The amount of such losses shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the consulting and service fees payable to Pledgee under the Exclusive Business Cooperation Agreement, all expenses occurred in connection with enforcement by Pledgee of Pledgor’s and/or Party C’s Contract Obligations and etc..

1.7                    Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8                    Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.              Pledge

2.1                Pledgor agrees to pledge all the Equity Interest under this Agreement as security for performance of the Contract Obligations and payment of the Secured Indebtedness by Pledgor and Party C. Party C hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2                During the Term of the Pledge, Pledgee is entitled to receive all dividends distributed on the Equity Interest.

2.3                Pledgor may subscribe for capital increase in Party C with prior written consent of Pledgee. Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.4                In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Pledgor upon Party C’s dissolution or liquidation shall be (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

2.5                The Parties understand and agree that the monetary valuation arising from, relating to or in connection with the Secured Indebtedness shall be a variable and floating valuation until the Settlement Date (as defined below). The Pledgor and the Pledgee may, taking into account the fluctuation in the monetary value of the Secured Indebtedness and the equity interest held by Pledgor, adjust the maximum amount of the Secured Indebtedness based on mutual agreement by amending and supplementing this Agreement, from time to time, prior to the Settlement Date.

2.6                Upon the occurrence of any of the events below (each an “Event of Settlement”), the Secured Indebtedness shall be fixed at a value of the sum of all Secured Indebtedness that are due, outstanding and payable to the Pledgee on or immediately prior to the date of such occurrence (the “Fixed Obligations”):

2.6.1                   the Exclusive Business Cooperation Agreement expires or is terminated pursuant to the stipulations thereunder;

2.6.2                    the occurrence of an Event of Default pursuant to Section 7 that is not resolved, which results in the Pledgee serving a Notice of Default to the Pledgor pursuant to Section 7.3;

2.6.3                    the Pledgee reasonably determines (having made due enquiries) that the Pledgor and/or Party C is insolvent or could potentially be made insolvent; or

2.6.3                  any other event that requires the settlement of the Secured Indebtedness in accordance with relevant laws of the PRC.

2.7                For the avoidance of doubt, the day of the occurrence of an Event of Settlement shall be the settlement date (the “Settlement Date”). On or after the Settlement Date, the Pledgee shall be entitled, at the election of the Pledgee, to enforce the Pledge in accordance with Section 8.

3.              Term of Pledge

3.1                    The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein is registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid. Pledgor and Party C shall (1) register the Pledge in the shareholders’ register of Party C within 10 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 3 months following the execution of this Agreement. The Parties covenant that for the purpose of registration of the Pledge, the Parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. The Parties shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after submission for filing.

3.2                    During the Term of Pledge, in the event that Pledgor and/or Party C fails to perform the Contract Obligations or pay Secured Indebtedness, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.              Custody of Records for Equity Interest subject to Pledge

4.1                During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within 15 business days after the execution of this Agreement. Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

5.              Representations and Warranties of Pledgor and Party C

As of the execution date of this Agreement, Pledgor and Party C hereby jointly and severally represent and warrant to Pledgee that:

5.1                Pledgor is the sole legal owner of the Equity Interest.

5.2                Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3                Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.4                Pledgor and Party C have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5                The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

6.              Covenants of Pledgor and Party C

6.1                The Pledgor and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1                    Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2                    Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3                    Pledgor and Party C shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.1.4                    Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2                 Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any successors or representatives of Pledgor or any other persons through any legal proceedings.

6.3                To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4                Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of his guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.              Event of Breach

7.1                The following circumstances shall be deemed as Event of Default:

7.1.1                    Pledgor’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2                    Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.3                    Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the equity interest pledged or assigns the equity interest pledged without the written consent of Pledgee;

7.1.4                    Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.5                    The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform his obligations under this Agreement;

7.1.6                    Adverse changes in properties owned by Pledgor, which lead Pledgee to reasonably believe that that Pledgor’s ability to perform his obligations under this Agreement has been affected;

7.1.7                    The successor or custodian of Party C is capable of only partially performing or refuses to perform the payment obligations under the Exclusive Business Cooperation Agreement; and

7.1.8                    Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2                 Upon notice or discovery of the occurrence of any circumstance or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor and Party C shall immediately notify Pledgee in writing accordingly.

7.3                 Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgor and /or Party C requesting ratification of such Event of Default, Pledgee may, subject to the provisions of Section 8.1, issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.              Exercise of Pledge

8.1                Notwithstanding any provision to the contrary under this Agreement, any Transaction Document or any other agreements entered into by Pledgor, Pledgee or Party C, Pledgee shall not enforce the Pledge under this Agreement unless it simultaneously enforces all pledges or other security interests created by each other shareholder of Party C in favor of the Pledgee in relation to the Equity Interest or other security rights held by such other shareholders under such other pledge agreements; provided, however, that if the Pledgor breaches any of his obligations under the Transaction Documents and/or this Agreement that is not rectified, which results in the Pledgee serving a Notice of Default to the Pledgor pursuant to Section 7.3, the exercise of the Pledge by the Pledgee shall not be subject to the foregoing restriction.

8.2                Pledgee shall issue a written Notice of Default to Pledgor before it exercises the Pledge.

8.3                Subject to the provisions of Sections 7.3 and 8.1, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.2. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4                After Pledgee issues a Notice of Default to Pledgor in accordance with Section 8.2, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.5                The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interest and to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgor or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where Pledgor resides, with all expense incurred being borne by Pledgor. To the extent permitted under applicable PRC laws, Pledgor shall unconditionally donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee.

8.6                    Subject to the provisions of Section 8.1, Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest under this Agreement, without exercising any other remedy measure first.

8.7                   Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf and Pledgor and Party C shall not raise any objection to such exercise.

8.8                   When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.              Breach of Agreement

9.1                    If Pledgor or Party C conducts any material breach of any term of this Agreement, Pledgee shall have right to terminate this Agreement and/or require Pledgor or Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2                    Pledgor or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

10.       Assignment

10.1            Without Pledgee’s prior written consent, Pledgor and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

10.2            This Agreement shall be binding on Pledgor and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors and assigns.

10.3            At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assigns shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and/or this Agreement.

10.4            In the event of change of Pledgee due to assignment, Pledgor and/or Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

10.5            Pledgor and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

11.       Termination

11.1             Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgor and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgor to de-register the Pledge from the shareholders’ register of Party C and with relevant PRC local administration for industry and commerce.

11.2             The provisions under Sections 9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12.       Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13.       Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

14.       Governing Law and Resolution of Disputes

14.1             The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

14.2             In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitrators may award remedies over the equity interest or land assets of Party C, including relief or order for the winding up of Party C. The arbitration award shall be final and binding on all Parties. Hong Kong courts, Cayman Islands courts, Bermuda courts and PRC courts are empowered to grant interim remedies in support of arbitration pending formation of an arbitral tribunal.

14.3             Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.       Notices

15.1           All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.2             Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.3             Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.4             For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Anxun Guantong (Beijing) Technology Co., Ltd.

Address:	16/F Tower A, Fairmont Tower, 33 Guangshun North Main Street, Wang Jing, Chaoyang District, Beijing, 100102
Attn:	Sun Changxun
Phone:	[REDACTED]

Party B:	Sun Changxun

Phone:	[REDACTED]

Party C:	Beijing Ronglian Yitong Information Technology Co., Ltd.

Address:	16/F Tower A, Fairmont Tower, 33 Guangshun North Main Street, Wang Jing, Chaoyang District, Beijing, 100102
Attn:	Sun Changxun
Phone:	[REDACTED]

15.5             Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.       Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.       Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.       Effectiveness

18.1             This Agreement shall become effective upon execution by the Parties.

18.2             Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures or seals of the Parties.

19.       Entire agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations, and contracts reached with respect to the subject matter of this Agreement.

20.       Language and Counterparts

This Agreement is written in Chinese and English in four copies. Pledgor, Pledgee and Party C shall hold one copy respectively and the other copy shall be used for registration. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

The Remainder of this page is intentionally left blank

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party A: Anxun Guantong (Beijing) Technology Co., Ltd.

By:	/s/ Sun Changxun	/s/ Seal
Name:	Sun Changxun
Title:	Legal Representative

Party B: Sun Changxun

By:	/s/ Sun Changxun

Party C: Beijing Ronglian Yitong Information Technology Co., Ltd.

By:	/s/ Sun Changxun	/s/ Seal
Name:	Sun Changxun
Title:	Legal Representative

Attachments:

1.                              Shareholders’ Register of Party C;

2.                              The Capital Contribution Certificate for Party C;

3.                              Exclusive Business Cooperation Agreement.